UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 6, 2012

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

Transfer of Listing

On April 3, 2012 the Company received notice from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with the NYSE’s continuing listing standard in Section 802.01B(l) of the NYSE Listed Company Manual which requires listed companies to maintain market capitalization in excess of $50 million.

On April 6, 2012 the Company issued a press release disclosing its receipt of the NYSE notice and its intended response.  The press release is filed as Exhibit 99.1 with this Form 8-K and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press Release dated April 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 6, 2012	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary